Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment  Agreement ("Amendment') is entered into effective as of July 15, 2015 by and between  magicJack VocalTec Ltd. (the "Company') and Gerald  T.  Vento  ("Executive") for  the purpose of amending  the Executive  Employment Agreement by and between  the Company  and Executive  effective as of January 1, 2013  (the 'Agreement").

RECITALS

A.         On May 26, 2015,  the  Company's Compensation  Committee  and its Board of Directors approved, subject to shareholder approval at the 2015 annual meeting of the Company's shareholders (the "Meeting"), a one year extension of the terms of the Agreement; and

B.         The  Company's shareholders approved the one year extension to Mr. Vento's Employment Agreement at the Meeting.

In consideration of the foregoing, the mutual covenants and obligations of the Company and the Executive under the Agreement, and other consideration  the receipt and sufficiency  of which is hereby acknowledged, the Company and the Executive agree to amend the Agreement as follows:

l.           Term.  Section 2 of the Agreement is hereby deleted and replaced with the following:

TERM OF AGREEMENT AND EMPLOYMENT. The term of the Executive's employment  under this Agreement shall begin on the effective date of this Agreement, and terminate on December 31,2016.

2.          Effect.  Other than as specifically amended  by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Amendment as of the date first above written.

MAGICJACK VOCALTEC LTD.

Signature:	/s/ Donald A. Burns
Donald A. Burns
Chairman

EXECUTIVE

Signature:	/s/ Gerald T. Vento
Gerald T. Vento